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                                                                 EXHIBIT 2(B)(1)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 17, 1997 by and among Substance Abuse Technologies, Inc., a Delaware corporation ("SAT"), U.S. Drug Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and U.S. Drug Testing, Inc., a Delaware corporation ("U.S. Drug").

                                  WITNESSETH:

     WHEREAS, of the 5,221,900 shares of the common stock, $.001 par value (the "U.S. Drug Common Stock"), of U.S. Drug outstanding as of the date hereof, SAT is the owner of 3,500,000 shares and 1,721,900 shares (the "Minority U.S. Drug Common Stock") are owned by persons other than SAT (the "U.S. Drug Minority Stockholders");

     WHEREAS, the Board of Directors of each of SAT and Acquisition Corp. have each adopted, approved and authorized the execution and delivery of this Agreement and Plan of Merger (the "Agreement") so as to implement the subject merger in compliance with the provisions of Section 251 of the General Corporation Law of the State of Delaware (the "GCL") and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, because of the relationships of all three of the directors of U.S. Drug to SAT as current directors and/or officers thereof and as securityholders thereof, the Board of Directors of U.S. Drug has only authorized execution and delivery of the Agreement on the condition that approval of the subject merger by U.S. Drug shall only be effected as a result of the obtaining of consents thereto from the holders of more than 50% of the Minority U.S. Drug Common Stock;

     WHEREAS, the Board of Directors of U.S. Drug intends to, and shall, submit this Agreement and the subject merger to the stockholders of U.S. Drug for approval to the extent required by the applicable provisions of the GCL; and

     WHEREAS, in connection with the subject merger and the solicitation of stockholder consents thereto, SAT has filed a Registration Statement on Form S-4, File No. 333-4790 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement to include as Part I thereof the prospectus and consent solicitation statement to be transmitted to the U.S. Drug Minority Stockholders (such prospectus and consent solicitation statement, as from time to time amended and/or supplemented, hereinafter referred to as the "Consent Solicitation Statement/Prospectus") (a) with respect to the solicitation of consents from the U.S. Drug Minority Stockholders to the subject merger pursuant to Section 228 of the GCL and Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) with respect to the distribution of the shares of the SAT common stock, $.01 par value (the "SAT Common Stock"), to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock pursuant to the terms of the Agreement, the subject merger, the Securities Act and the rules and regulations promulgated thereunder;

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

          1. THE MERGER. Subject to the terms and conditions hereinbelow set forth, on the Effective Date (as hereinafter defined in Section 11 hereof) U.S. Drug shall be merged with and into Acquisition Corp. (the "Merger") and, in connection therewith:

             (a) except to the extent provided or permitted by applicable law, the separate existence of U.S. Drug shall cease and terminate;

             (b) Acquisition Corp. as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware and shall possess all of the rights, privileges, immunities, powers,

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        franchises and authority (both public and private) of, and be subject to all of the restrictions, disabilities and duties of, U.S. Drug;

             (c) all of the assets and property of U.S. Drug of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to U.S. Drug, all stock subscriptions, claims and choses in action shall be, and be deemed to be, vested, absolutely and unconditionally, in Acquisition Corp. (to the same extent, degree and manner as previously vested in U.S. Drug); and

             (d) all debts and obligations of U.S. Drug, all rights of creditors of U.S. Drug and all liens or security interests encumbering any of the property of U.S. Drug shall be vested in Acquisition Corp. and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against Acquisition Corp. and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by Acquisition Corp. in its own name and for its own behalf. Without limiting the generality of the foregoing, Acquisition Corp. specifically assumes all continuing obligations which U.S. Drug would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in Acquisition Corp.'s By-Laws and pursuant to the GCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

          2. INSTRUMENTS OF CONVEYANCE. Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of U.S. Drug last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by Acquisition Corp. or SAT, or their legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of Acquisition Corp., title and/or possession of any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by U.S. Drug (or in which U.S. Drug had an interest and/or the power to exercise immediately prior to the Effective Date) and which was vested, or intended to be vested, in Acquisition Corp. pursuant to the provisions of this Agreement and the Merger.

          3. CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS. On and as of the Effective Date:

             (a) The Certificate of Incorporation of Acquisition Corp. on such date in full force and effect shall be the Certificate of Incorporation of Acquisition Corp., as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Acquisition Corp.;

             (b) The By-Laws of Acquisition Corp. on such date in full force and effect shall be the By-Laws of Acquisition Corp., as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation of Acquisition Corp. and/or the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Acquisition Corp.

             (c) The members of the Board of Directors and the officers of Acquisition Corp., the surviving corporation, shall consist of the persons described on Exhibit "A" annexed hereto and made a part hereof, each of such persons to hold such membership and/or officership as provided in the By-Laws and/or the GCL.

             (d) The Certificate of Incorporation of SAT on such date in full force and effect shall be the Certificate of Incorporation of SAT until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by SAT.

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             (e) The By-Laws of SAT on such date in full force and effect shall be the By-Laws of SAT until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation of SAT and/or the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by SAT.

          4. CONVERSION RATES. On the Effective Date the shares of the U.S. Drug Common Stock shall be converted and exchanged into shares of the SAT Common Stock (and warrants exercisable with respect to shares of the U.S. Drug Common Stock shall become exercisable with respect to shares of the SAT Common Stock) in the following manner:

             (a) Each issued and outstanding share of the U.S. Drug Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into 1.62 shares of the SAT Common Stock, provided however, that to the extent any holder of the U.S. Drug Common Stock shall be entitled, as a result of the foregoing conversion and exchange, to receive less than a whole share of the SAT Common Stock, then and in any such event:

                (i) no fractional share and/or fractional interest in a whole share shall be issued and

                (ii) the fractional interest of such holder shall be liquidated for cash equivalent calculated on the basis of the closing sales price of the SAT Common Stock on the Effective Date or on the first day thereafter that such price is available.

               The number of shares of the SAT Common Stock to be exchanged for each share of U.S. Drug Common Stock was determined by dividing $2.625 (which is the value of the shares of the SAT Common Stock to be exchanged for a share of the U.S. Drug Common Stock) by an assumed market price of $1.625 (which was the closing sale price reported by the American Stock Exchange on February 14, 1997, the last trading date before the date of this Agreement).

             (b) Each warrant expiring October 13, 1998 (the "Warrant") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into a warrant (the "Merger Warrant") to purchase shares of SAT Common Stock equal to the number of shares that the holder would have received under Section 4(a) hereof had the Warrant been exercised immediately prior to the Effective Date. The exercise price shall be adjusted to the product of $7.50 and a fraction, the numerator of which shall be the number of shares of the U.S. Drug Common Stock issuable upon exercise of the Warrant prior to the Merger and the denominator will be the number of shares of the SAT Common Stock issuable upon the exercise of the Merger Warrant. The expiration date shall not be changed.

             (c) Anything in this Section 4 to the contrary notwithstanding:

                (i) Any and all issued shares of the U.S. Drug Common Stock owned by U.S. Drug and held as treasury stock shall be cancelled and retired and no shares of the SAT Common Stock shall be issued with respect thereto;

                (ii) Any and all issued shares of the U.S. Drug Common Stock owned by SAT shall be cancelled and retired and no shares of the SAT Common Stock shall be issued to SAT with respect thereto; and

                (iii) Upon the issuance of shares of the SAT Common Stock to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock, there shall be credited to the capital account of SAT an amount equal to $1.625 and, of the amount so credited, the portion thereof in excess of the aggregate par value thereof shall be credited to the capital surplus account.

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          5. APPOINTMENT OF EXCHANGE AGENT.  Prior to the Effective Date SAT
     shall, subject to the provisions of Paragraph 8 hereof:

             (a) Designate U.S. Stock Transfer Corporation (the "Exchange Agent") to implement the exchange (subsequent to the Effective Date) of certificates representing shares of the U.S. Drug Common Stock (the "Old Certificates") for certificates representing shares of the SAT Common Stock (the "New Certificates");

             (b) engage the Exchange Agent for a period of the lesser of (i) 12 consecutive months following the Effective Date and (ii) the date on which all of the Old Certificates held by the U.S. Drug Minority Stockholders have been surrendered for the New Certificates; and

             (c) provide to the Exchange Agent sufficient supplies of New Certificates so as to enable a holder of an Old Certificate(s) to surrender such Certificate(s) and receive New Certificate(s).

          6. CERTIFICATE EXCHANGE. Subsequent to the Effective Date the issuance and distribution of New Certificates in exchange for Old Certificates shall be implemented as follows:

             (a) As promptly after the Effective Date as shall be reasonably possible, the Exchange Agent shall be directed to, and shall, notify (the "Notification") each holder of an Old Certificate of the consummation of the Merger, the availability of New Certificates and a description of the procedure to be followed (and documents to be executed and submitted) in connection with the surrender of the Old Certificate and the issuance of the New Certificate. Upon compliance by a holder thereof with the requirements for the certificate surrender and issuance specified in the Notification, the Exchange Agent shall be directed to, and shall, issue and transmit to such holder New Certificates (representing that number of shares of the SAT Common Stock to which such holder shall be entitled as herein provided). Until surrendered and replaced as aforesaid:

                (i) each Old Certificate shall, and be deemed to, represent and evidence (for all corporate purposes other than the payment of dividends and other distributions) that number of shares of the SAT Common Stock into which the shares of the U.S. Drug Common Stock therein referred to are convertible and exchangeable as herein provided and

                (ii) each Old Certificate shall not be transferable on the books and records of U.S. Drug and/or SAT.

             (b) From and after the Effective Date any and all dividends and/or distributions of every kind, nature or description declared and payable by SAT on, or with respect to, the SAT Common Stock to any holder of an Old Certificate (collectively "Distributions") shall be paid, retained, invested and paid over as follows:

                (i) Until such time as the Old Certificate is surrendered for replacement by a New Certificate(s) as herein provided, no Distribution shall be paid over by SAT and/or the Exchange Agent to such holder on, or with respect to, the shares of the SAT Common Stock evidenced by such Old Certificate;

                (ii) All Distributions payable on, or with respect to, shares of the SAT Common Stock represented by Old Certificates shall be paid over by SAT to the Exchange Agent and dealt in and with by the Exchange Agent as follows:

                    (A) All Distributions in cash shall be deposited by the
               Exchange Agent in an interest bearing account (the "Distribution Account") and retained and disposed of as hereinbelow provided;

                    (B) Upon surrender by, or on behalf of, a holder of an Old
               Certificate for surrender and replacement as hereinabove provided (or satisfactory proof of loss and an indemnity in favor of, and acceptable to, SAT and the Exchange Agent), the Exchange Agent shall pay over and/or deliver to such holder (in addition to the New Certificate(s) to which such holder shall be entitled) (y) the principal amount of any cash dividends and any property

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               (other than shares of the SAT Common Stock) previously received by the Exchange Agent with respect to the shares of the SAT Common Stock evidenced by such Old Certificate and (z) a certificate representing any shares of the SAT Common Stock forming part of any Distribution made prior to the date of any such surrender;

                    (C) Any and all interest earned and/or credited on, or with respect to, Distributions shall be applied by the Exchange Agent to the payment of its fees and disbursements and the remainder, if any, paid over to SAT upon the termination of the engagement of the Exchange Agent.

             (c) From and after the Effective Date the sole rights of the holders of Old Certificates (except as otherwise provided by law or Section 4(a) hereof) shall be those to which they are entitled as owners of the SAT Common Stock into which the shares of the U.S. Drug Common Stock evidenced by such Old Certificates shall have been converted as herein provided.

             (d) A holder of a Warrant shall, after the Effective Date, have no obligation to exchange the holder's certificate evidencing the Warrant for a new certificate evidencing the Merger Warrant. Whenever thereafter a holder wishes to exercise his, her or its Warrant, the holder shall present the Warrant, with the exercise form duly executed and with payment of the new exercise price per share determined in accordance with Section 4(b) hereof, to SAT and not to U.S. Drug or Acquisition Corp. SAT shall then cause the Exchange Agent as the transfer agent for the SAT Common Stock to issue the shares of the SAT Common Stock as to which the Warrant is exercised. To the extent that the Warrant is not exercised for all of the shares of the SAT Common Stock subject thereto, SAT will issue a new certificate evidencing a Merger Warrant for the balance.

          7. TRANSFERS. If the holder of any Old Certificate desires that the New Certificate to be issued in replacement therefor (as hereinabove provided) is to be issued in a name other than that on the Old Certificate which it replaces, any such issuance shall be subject to and conditioned upon:

             (a) Delivery to the Exchange Agent of the Old Certificate duly endorsed in blank or accompanied by a duly executed stock assignment power and otherwise in form for transfer acceptable to the Exchange Agent; and

             (b) Payment to SAT or the Exchange Agent of any and all transfer and/or other taxes payable, in the opinion of the Exchange Agent, by reason of the issuance and/or transfer of such New Certificate and/or the shares of the SAT Common Stock evidenced thereby.

          8. TERMINATION OF EXCHANGE AGENT. Upon the termination of the Exchange Agent's engagement as hereinabove provided, the Exchange Agent shall deliver to SAT the then balance of the Distribution Account and, upon such delivery, the Exchange Agent shall have no further duties or obligations as exchange agent to SAT, Acquisition, U.S. Drug or their respective stockholders. Thereafter, the duties to be performed by the Exchange Agent as described in Sections 6 and 7 hereof shall be performed by SAT in lieu of, and instead of, the Exchange Agent. All blank stock certificates evidencing the SAT Common Stock shall be retained by the Exchange Agent for utilization by it in the performance of its duties as transfer agent for, and with respect to, the SAT Common Stock.

          9. SPECIAL PAYMENT. If U.S. Drug or, subsequent to the Effective Date, Acquisition Corp. executes a definitive agreement (the "Marketing Agreement") with an unaffiliated corporation to act as a marketing partner (the "Partner") with respect to its drug testing products and if the Partner makes a cash payment or payments to U.S. Drug, Acquisition Corp. or SAT upon the execution of the Marketing Agreement (the "Special Payment"), then:

             (a) SAT will calculate the percentage (to the nearest tenth) that the outstanding shares of the Minority U.S. Drug Common Stock on the Effective Date constitute of the outstanding shares of the U.S. Drug Common Stock on the Effective Date (the "Percentage") and (i) if the Marketing Agreement is entered into on or prior to the 180th day following the Effective Date, SAT or, if U.S. Drug or Acquisition Corp. is the recipient of the Special Payment, Acquisition Corp. shall pay to

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        each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one third of the Percentage of the Special Payment; (ii) if the Marketing Agreement is entered into during the period after the 180th day following the Effective Date and on or prior to the first anniversary of the Effective Date, SAT or, if Acquisition Corp. is the recipient of the Special Payment, Acquisition Corp. shall pay to each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one sixth of the Percentage of the Special Payment; and (iii) if the Marketing Agreement is entered into after the first anniversary of the Effective Date, the former U.S. Drug Minority Stockholders shall receive none of the Special Payment.

             (b) If a cash payment is received from the Partner after execution, but on or prior to the first anniversary of the Effective Date, and if such payment is not based on sales effected by the Partner or some similar criteria, SAT or Acquisition Corp. will treat any such payment or payments as a Special Payment as if received on the execution of the Marketing Agreement.

             (c) A loan or an equity investment made by the Partner shall not be deemed to be part of the Special Payment.

             (d) On computing the Special Payment, there shall be deducted from the payment received from the Partner the amount of any finder's fee paid to secure the Partner or other costs related to obtaining such payment.

             (e) A transferee of the shares of the SAT Common Stock received as a result of the Merger shall not be eligible to receive a proportionate share of the Special Payment and SAT or Acquisition Corp. shall make such payments only to the U.S. Drug Minority Stockholders as reflected on the stock books of U.S. Drug on the Effective Date or, in the event of the death of the U.S. Drug Minority Stockholder, his or her heirs or legal representatives, in the case of the dissolution of a partnership, to its partners or, in the case of a corporation, to its successor by merger or other operation of law.

             (f) Because SAT intends to merge Acquisition Corp. with and into SAT if the Merger is consummated and thereafter conduct the former operations of U.S. Drug as a division of SAT, all references to Acquisition Corp. in this Section 4 shall be deemed to refer to SAT after such merger.

          10. THE CLOSING. The closing of the transactions contemplated by this Agreement shall take place on such date, at such place and at such time within five business days after the satisfaction or waiver of the last of the conditions set forth in Sections 18 and 19 hereof as shall be designated by SAT. The closing of such transactions shall be referred to herein as the "Closing;" the date of the Closing shall be referred to herein as the "Closing Date"; and the Closing Date may be the same as the Effective Date.

          11. THE EFFECTIVE DATE. Subject to the satisfaction and/or waiver of the conditions herein described, the Merger shall become effective as at the close of business on the date specified in the Certificate of Merger to be filed in the manner required by the GCL or, if none, on the date of filing (the "Effective Date"). Upon the receipt by U.S. Drug of consents from the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock and of a consent from SAT to the Merger, U.S. Drug and Acquisition Corp. shall cause to be filed the Certificate of Merger in the manner required by the GCL. Subject to the provisions of Section 20 hereof, such filing shall be made on, or as soon as practicable after, the Closing Date; and the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take and perform such other and further actions as may be required to effect and/or implement the Merger. If the Merger is consummated, SAT will take such actions as are necessary to deregister the U.S. Drug Common Stock pursuant to Section 12(b) of the Exchange Act and to delist the U.S. Drug Common Stock from the Pacific Stock Exchange. The Certificate of Merger shall provide for the change of name of Acquisition Corp. to "U.S. Drug Testing, Inc."

          12. THE REGISTRATION STATEMENT AND CONSENT SOLICITATION STATEMENT. In connection with the preparation, utilization and/or distribution of the Consent Solicitation Statement -- Prospectus to be issued and distributed to the U.S. Drug Minority Stockholders in connection with the Merger and the

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     preparation and utilization of the Registration Statement of which the
     Consent Solicitation Statement/Prospectus constitutes Part I thereof, the parties shall follow the procedures as provided in this Section 12:

             (a) The parties hereto shall cooperate in the preparation thereof consistent with the applicable requirements of the GCL, the Securities Act and the Exchange Act and the rules and regulations promulgated under the Securities Act and the Exchange Act by the SEC; and, without limiting the generality of the foregoing, each of SAT and U.S. Drug shall promptly supply to the other any and all information and material (relating to itself and/or the subject transaction) as may be requested or required in connection with the preparation and filing of the Registration Statement, including, without limitation, all information concerning their respective officers, directors and principal stockholders that is reasonably requested for inclusion in the Consent Solicitation Statement/Prospectus; and each shall take and perform such other and further acts and actions as shall be necessary or appropriate to cause the prompt preparation, completion, filing, review, finalization and clearance of the Registration Statement.

             (b) Subject to the Registration Statement being declared effective by the SEC, the Consent Solicitation Statement/Prospectus and any other communication required by the Exchange Act or the rules and regulations promulgated thereunder or reasonably requested by SAT shall be mailed by U.S. Drug or its transfer agent to the U.S. Drug Minority Stockholders as soon after such effective date as is reasonably possible. Subsequent thereto U.S. Drug shall transmit to the U.S. Drug Minority Stockholders such amended and/or supplemental consent solicitation materials as may be necessary, in light of subsequent developments or otherwise, to render the Consent Solicitation Statement/Prospectus, as so amended or supplemented, not false or misleading with respect to any material fact and so as not to omit to state any information necessary to make the statements made, within the context made, not misleading. Prior to the Effective Date (or earlier termination of this Agreement) neither party hereto shall distribute any material (other than the Consent Solicitation Statement/Prospectus as herein provided) which might constitute, or be deemed to constitute, a "prospectus" relating to the Merger within the meaning of the Securities Act without the prior written consent of all of the parties hereto in each instance.

             (c) U.S. Drug hereby authorizes the utilization by SAT in the Registration Statement or in any filing with a state securities administrator of all information concerning U.S. Drug either provided to SAT by U.S. Drug in connection with or contained in the Consent Solicitation Statement/Prospectus and/or contained in any filings heretofore made by U.S. Drug pursuant to the Securities Act and/or the Exchange Act. U.S. Drug shall promptly advise SAT if at any time any of such information or material is or becomes incorrect, inaccurate or incomplete in any material respect and, in connection therewith, U.S. Drug shall provide SAT with such information and material as shall be needed to correct any such inaccuracy or omission. SAT shall promptly advise U.S. Drug if at any time any of the information or material contained in the Registration Statement and supplied by SAT is or becomes incorrect, inaccurate or incomplete in any material respect. SAT shall cause the preparation, review, clearance, approval and distribution of such amended or supplemented material as shall be necessary to correct or eliminate any such inaccuracies and/or omissions as provided in this Section 12(c).

             (d) Each of SAT and U.S. Drug covenants and warrants to the other that any and all information and/or material supplied by it to the other and/or in connection with the Registration Statement and/or the within transactions (i) will, at the time made and at each Relevant Date (as hereinafter defined), be true and correct in all material respects; (ii) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder by the SEC; and (iii) will not contain any statement which, at the time, and at each Relevant Date and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein made not false or misleading. For the purposes of this Agreement, the term "Relevant Date" shall be and mean each of (x) the effective date of the

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        Registration Statement, (y) the mailing date of the Consent Solicitation
        Statement/Prospectus and (z) the Effective Date. Each of SAT and U.S. Drug specifically agrees to indemnify and hold harmless the other (and their respective officers, directors, employees, agents and representatives) from and against any and all costs, expenses, losses, demands, claims and liabilities of every kind, nature and description (including reasonable attorneys' fees) arising out of, or relating to any breach or anticipatory breach by it of its duties and obligations pursuant to this Section 12(d) hereof.

             (e) SAT does hereby agree to indemnify and hold harmless U.S. Drug and each of its directors and officers, and each person, if any, other than SAT who controls U.S. Drug within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (including, without limitation, reasonable attorneys' fees as herein provided), to which they or any of them may become subject under the Securities Act, any other statute, common law or otherwise and, except as provided below, shall reimburse U.S. Drug and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions and/or claims, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions result from a breach or alleged breach of the representations and warranties contained in Sections 14 or 15 hereof or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Consent Solicitation Statement/ Prospectus or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission is with respect to the description of SAT or as to the terms of its offer. Promptly after receipt by a party to be indemnified pursuant to this Section 12(e) (the "Indemnitee") of notice of the commencement of any action in respect of which indemnity may be sought against SAT hereunder, the Indemnitee will promptly notify SAT in writing of the commencement thereof and SAT shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonable satisfactory to U.S. Drug), and shall make payment of expenses (including attorneys' fees as herein provided) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against SAT. The Indemnitee or Indemnitees shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall not be at the expense of SAT unless the employment of such separate counsel has been specifically authorized by SAT or there is a conflict of interest which under the canon of ethics requires the employment of separate counsel. SAT shall not be liable to any Indemnitee for any settlement of any action effected without SAT's consent. Notwithstanding any provision of this Agreement to the contrary, the obligations of SAT hereunder shall survive the consummation of the transactions contemplated by this Agreement.

          13. U.S. DRUG REPRESENTATIONS AND WARRANTIES. In order to induce SAT and Acquisition to execute and perform this Agreement, U.S. Drug does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Date) as follows:

             (a) U.S. Drug is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted.

             (b) Subject only to the consent of its stockholders as required by the GCL: (i) U.S. Drug has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by U.S. Drug of the transactions herein contemplated and the compliance by U.S. Drug with the terms of this Agreement have been duly authorized by U.S. Drug; (iii) this Agreement is the valid and binding obligation of U.S. Drug, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by U.S. Drug and the consummation by U.S. Drug of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of U.S. Drug or (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of U.S. Drug pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which U.S. Drug is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected.

          14. SAT REPRESENTATIONS AND WARRANTIES. In order to induce U.S. Drug to execute and perform this Agreement, SAT does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective
     Date) as follows:

             (a) SAT is a corporation duly organized, validly existing and in standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. SAT is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties or financial conditions of SAT. SAT has no subsidiaries other than as set forth on Exhibit "B" annexed hereto and made a part hereof (the "Subsidiaries"). SAT owns and has and marketable title in and to 100% of the issued and outstanding capital stock (of all classes) of each of the Subsidiaries, free and clear of all liens, security interests, claims and encumbrances and rights and options of others, except as set forth on Exhibit "B".

             (b) Each of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties or finances of such Subsidiary.

             (c) (i) SAT has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by SAT of the transactions herein contemplated and the compliance by SAT with the terms of this Agreement have been duly authorized by SAT; (iii) this Agreement is the valid and binding obligation of SAT, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by SAT and the consummation by SAT of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation (except possibly as indicated in Section 17(g) hereof) or By-Laws of SAT, (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of SAT pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which SAT is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected; (C) to the best knowledge of SAT, after due investigation, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over SAT and/or any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation), or any of their respective properties or businesses; or (D) have any effect on any license, permit, certification, registration, approval, consent or other authorization necessary for SAT and/or any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) to own or lease and operate any of its respective properties and to conduct its businesses or the ability of SAT and/or any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) to make use thereof. No consent, approval, authorization or order of any court, governmental agency, authority or body (other than as required pursuant to the Securities Act, the Exchange Act and/or state securities or "take over" statutes and the rules and regulations promulgated under any of the foregoing and/or any party to an agreement to which SAT is a party and/or by which it is bound) is required in connection with the execution, delivery and performance of this Agreement and/or the consummation by SAT of the transactions contemplated by this Agreement.

             (d) Neither SAT nor any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) is in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is, or may be, bound or affected; or
        (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, including, without limitation, all reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder. SAT and each Subsidiary (other than U.S. Drug as to which SAT makes no representation) owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

             (e) Prior to the date hereof SAT has delivered to U.S. Drug copies of the audited consolidated financial statements (the "SAT Audited Financial Statements") and the unaudited interim financial statements (the "SAT Interim Financial Statements") described on Exhibit "C" annexed hereto and made a part hereof (collectively the "SAT Financial Statements"). The SAT Audited Financial Statements fairly present the financial position of SAT and the Subsidiaries as of the respective dates thereof and the results of operations, and the changes in financial position of SAT and the Subsidiaries, for each of the periods covered thereby. The SAT Audited Financial Statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the entire periods involved. The SAT Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Item 310 of Regulation S-K of the SEC. Accordingly, the interim financial statements may not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of SAT's management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. As of the date of any balance sheet forming a part of the SAT Financial Statements and, except as and to the extent reflected or reserved against therein, neither SAT nor any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) had any material liabilities, debts, obligations or claims (absolute or contingent) asserted against it or them and/or which should have been reflected in a balance sheet or the notes thereto; and all assets reflected thereon are properly reported and present fairly the value of the assets therein stated in accordance with generally accepted accounting principles.

             (f) The financial and other books and records of SAT and each of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) are in all material respects true, complete and correct and have, at all times, been maintained in accordance with good business and accounting practices.

             (g) SAT and the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) own and have good and marketable title in and to all of their respective assets, properties and interests in properties (both real and personal) which are reflected in the latest balance sheet included in the SAT Financial Statements and/or are utilized in connection with the operation of the business of SAT and such Subsidiaries as presently constituted and/or acquired after that date (except to the extent any of the same were disposed of since such date in the ordinary course of business), in all cases free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description and rights and options of others except as expressly set forth in such balance sheet.

             (h) Except as is set forth on Exhibit "D" hereto, SAT and the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) own all trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials used or proposed to be used in the conduct of their respective businesses as conducted as of the date hereof (collectively the "Intangibles") free and clear of all liens, security interests, claims and encumbrances and rights and options of third parties (including, without limitation, former or current officers, directors, stockholders, employees and agents); neither SAT nor any such Subsidiary has licensed or leased any of the Intangibles and/or any interest therein to any person and/or entity except a Subsidiary; neither SAT nor any such Subsidiary has infringed, nor is infringing, upon the rights of others with respect to the Intangibles; neither SAT nor any such Subsidiary has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business as currently conducted or prospects, financial condition or results of operations and SAT knows of no basis therefor; and, to the best of the knowledge of SAT, no others have infringed upon the Intangibles.

             (i) Except as and to the extent reflected or reserved against in the SAT Financial Statements and/or as set forth on Exhibit "E" annexed hereto and made a part hereof, neither SAT nor any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) had, as at the respective date of such SAT Financial Statements, any material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of due and unpaid taxes, other governmental charges or lawsuits.

             (j) Since the date of the most recent balance sheet included in the SAT Financial Statements, neither SAT nor any Subsidiary (other than U.S. Drug as to which SAT makes no representation) has, except as set forth on Exhibit "F" annexed hereto and made a part hereof, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured) except obligations and liabilities incurred in the ordinary course of the operation of its business as carried on at and prior to such date; (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary prices; (iv) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (v) conducted any line of business in any manner except by transactions customary in the operation of its material business as conducted on such date; or (vi) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

             (k) Except as set forth on Exhibit "G" annexed hereto and made a part hereof, neither SAT nor any of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) is in default, in any material respect, under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of SAT and/or the Subsidiaries (other than U.S. Drug as to which SAT makes no representation); and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

             (l) Except as reported in the SAT Financial Statements and/or as set forth on Exhibit "H" hereto and made a part hereof, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of SAT, threatened against SAT and/or any Subsidiary (other than U.S. Drug as to which SAT makes no representation) or involving their respective properties or businesses which, if determined adversely to SAT or such Subsidiary, would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of SAT or such Subsidiary, or which question the validity of this Agreement or of any action taken, or to be taken, by SAT pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of SAT, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity, including, without limitation, any customer, supplier, lender, stockholder, former or current employee, agent or landlord. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming SAT and/or any Subsidiary (other than U.S. Drug as to which SAT makes no representation) and/or enjoining SAT and/or any such Subsidiary from taking, or requiring SAT and/or any such Subsidiary to take, any action and/or by which SAT and/or any such Subsidiary is, and/or their respective properties or businesses are, bound or subject.

             (m) SAT and each of the Subsidiaries (other than U.S. Drug as to which SAT makes no representation) has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of SAT, after due investigation, each such tax return heretofore filed by SAT and each of such Subsidiaries correctly and accurately reflects the amount of its tax liability thereunder. SAT has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

             (n) The authorized and outstanding capitalization of SAT is as set forth on Exhibit "I" annexed hereto and made a part hereof; as of the date hereof and the Closing Date, there shall not be authorized and/or issued and outstanding any shares of capital stock of SAT and/or rights to purchase shares of capital stock of SAT except as set forth on Exhibit "I" or upon the exercise of outstanding warrants or the conversion of outstanding shares of preferred stock or convertible notes. The issued and outstanding shares of the SAT Common Stock and outstanding warrants and other similar rights to purchase or convert into the SAT Common Stock have been duly authorized and validly issued. All such outstanding shares of the SAT Common Stock are fully paid and nonassessable. All such outstanding warrants and similar rights to purchase or convert into the SAT Common Stock constitute the valid and binding obligations of SAT, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. There are no preemptive rights. SAT has no reason to believe that any holder of such outstanding shares of the SAT Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the SAT Common Stock and outstanding warrants and similar rights to purchase or convert into the SAT Common Stock were, at all relevant times, either registered under the applicable provisions of the Securities Act and the applicable state securities laws or exempt from such registration or prospectus filing requirements pursuant to an exemption for which SAT and/or such offering or sale fully qualified, or any claim arising out of, or relating to, any such offering and/or sale are barred by the statute of limitations. The authorized shares of the SAT Common Stock and outstanding warrants and similar rights to purchase or convert into the SAT Common Stock conform to the description thereof contained in the current filings by SAT pursuant to the Exchange Act. No dividends or other distributions of the assets of SAT have or will be declared and/or paid prior to the Closing Date on or with respect to the SAT Common Stock.

             (o) Except as is set forth on Exhibit "J" hereto, since the date of the most recent balance sheet included in the SAT Financial Statements, there has not been, with respect to SAT and/or the Subsidiaries (other than U.S. Drug as to which SAT makes no representation), except as set forth in or permitted by this Agreement, or, in the ordinary course of business:

                (i) Any change in their respective material business, operations or financial condition, or the manner of managing or conducting their respective business and operations; none of which changes, if any, has had a material adverse effect on such business, operations or financial condition, taken as a whole;

                (ii) Any change in their respective accounting methods or practices (including, without limitation, any change in depreciation, amortization and/or good will policies or rates);

                (iii) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting their respective assets, business, operations or financial condition;

                (iv) Any declaration, setting, or payment of a dividend or other distribution with respect to the SAT Common Stock or any direct or indirect redemption, purchase or other acquisition by SAT of any of the shares of the SAT Common Stock;

                (v) Any issuance or sale of any shares of their respective capital stock of any class or any other securities except for the exercise of warrants to purchase shares of the SAT Common Stock outstanding prior to the date hereof;

                (vi) Any loan by any of them to any person or entity and/or the issuance of any guaranty by any of them for or with respect to their own or another's obligations;

                (vii) Any waiver or release of any material right or claim;

                (viii) Any sale, lease, abandonment, assignment, transfer, license or other disposition (including any agreement and/or option for, or with respect to, any of the foregoing) by any of them of any material real property or tangible or intangible assets, property or rights (and/or interest therein);

                (ix) Any incurrence of any material obligation or liability, absolute or contingent;

                (x) Any payment of any material obligation or liability, absolute or contingent, except for current liabilities reflected in, or shown on, the SAT Financial Statements and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement;

                (xi) Any labor problems and/or other events or conditions of any character materially and/or adversely affecting, or which might materially and/or adversely affect, the financial condition, business, assets or prospects of any of them;

                (xii) Any amendment, termination or modification of any material agreement or license to which any of them is a party which has or may have a material affect on the financial condition, business, assets or prospects of any of them; and

                (xiii) Any agreement by any of them to do or perform any of the things described in this Section 14(o).

             (p) At the Closing, all of the shares of the SAT Common Stock to be issued by SAT pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

          15. ACQUISITION CORP. REPRESENTATIONS AND WARRANTIES. In order to induce U.S. Drug to execute and perform this Agreement, Acquisition Corp. does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Date) as follows:

             (a) Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. Neither prior to the date hereof has Acquisition Corp. engaged, nor prior to the Closing Date will Acquisition Corp. engage, in any business activity of any kind nature or description except in connection with the implementation of the transactions herein described. Acquisition Corp. has no subsidiaries, nor, at the present time is it, or at the Closing will it be, a partner or joint venturer with any other person or entity.

             (b) (i) Acquisition Corp. has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by Acquisition Corp. of the transactions herein contemplated and the compliance by Acquisition Corp. with the terms of this Agreement have been duly authorized by Acquisition Corp.; (iii) this Agreement is the valid and binding obligation of Acquisition Corp., enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by Acquisition Corp. and the consummation by Acquisition Corp. of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of Acquisition Corp., (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquisition Corp. pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Acquisition Corp. is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected; or (C) to the best knowledge of Acquisition Corp., after due investigation, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over Acquisition Corp. or its assets. No consent, approval, authorization or order of any court, governmental agency, authority or body (other than as required pursuant to the Securities Act, the Exchange Act and/or state securities or "take over" statutes and/or any party to an agreement to which Acquisition Corp. is a party and/or by which it is bound, is required in connection with the execution, delivery and performance of this Agreement, and/or the consummation by Acquisition Corp. of the transactions contemplated by this Agreement.

             (c) Acquisition Corp. is not in violation of, or in default under,
        (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties is, or may be, bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its assets.

             (d) Acquisition Corp. was incorporated on December 18, 1995 and its sole asset is the $1,000 which SAT paid in subscription for 100 shares of its authorized 1,500 shares of common stock, without par value, and it has incurred no liabilities other than its incorporation costs. Prior to the date hereof, Acquisition Corp. has conducted no business operations and, prior to the Effective Date, its sole activities will be in connection with the transactions contemplated by this Agreement.

             (e) The financial and other books and records of Acquisition Corp. are in all material respects true, complete and correct and have, at all times, been maintained in accordance with good business and accounting practices.

             (f) Except as set forth on Exhibit "K" hereto and made a part hereof, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Acquisition Corp., threatened against Acquisition Corp. or involving its assets which, if determined adversely to Acquisition Corp., would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of Acquisition Corp., or which question the validity of this Agreement or of any action taken or to be taken by Acquisition Corp. pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of Acquisition Corp., is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming Acquisition Corp. and/or enjoining Acquisition Corp. from taking, or requiring Acquisition Corp. to take, any action, and/or by which Acquisition Corp. is, and/or its assets are, bound or subject.

          16. U.S. DRUG COVENANTS. U.S. Drug shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Effective Date (or earlier, upon the failure or refusal of the U.S. Drug Minority Stockholders to approve this Agreement and/or the termination of this Agreement as herein provided):

             (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of U.S. Drug herein contained and/or satisfy each covenant or condition required to be performed or satisfied by U.S. Drug at or prior to the Closing and/or to cause or permit the implementation of the Merger;

             (b) Not take or perform any action which would or might cause any representation or warranty made by U.S. Drug herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by U.S. Drug at or prior to the Closing and/or the implementation of the Merger;

             (c) Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its respective obligations under all material agreements, leases and documents relating to or affecting its respective assets, properties and businesses; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with it.

             (d) Not make, or permit to be made on its behalf, any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, the Merger and the current or future business or operations of any party hereto without the prior written consent of SAT or, in the case of an announcement required by applicable securities laws, prior consultation with SAT; and

             (e) Immediately advise SAT of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of U.S. Drug herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit U.S. Drug from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement.

          17. SAT COVENANTS. SAT shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Effective Date (or earlier, upon the failure or refusal of the U.S. Drug Minority Stockholders to approve this Agreement and/or the termination of this Agreement as herein provided):

             (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of SAT herein contained and/or satisfy each covenant or condition required to be performed or satisfied by SAT at or prior to the Closing and/or to cause or permit the implementation of the Merger;

             (b) Not take or perform any action which would or might cause any representation or warranty made by SAT herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by SAT at or prior to the Closing and/or the implementation of the Merger;

             (c) Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its obligations under all material agreements, leases and documents relating to or affecting its assets, properties and business; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with it;

             (d) Not make any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, the Merger and the current or future business or operations of any party hereto without the prior written consent of U.S. Drug or, in the case of an announcement required by applicable securities laws, prior consultation with U.S. Drug;

             (e) Immediately advise U.S. Drug of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of SAT herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit SAT from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement;

             (f) Subject to U.S. Drug's compliance with its obligations under
        Section 12 hereof, use its best efforts to have the Registration Statement declared effective under the Securities Act;

             (g) Call a Special Meeting of Stockholders to approve an amendment to SAT's Certificate of Incorporation to increase the authorized shares of the SAT Common Stock in an amount sufficient to permit the Merger, the merger of Good Ideas Acquisition Corp. with and into Good Ideas Enterprises, Inc., the conversion of all outstanding convertible notes and shares of the preferred stock and the exercise of all outstanding warrants; and

             (h) Extend the terms of the notes due to SAT from U.S. Drug, if and only if the consent solicitation for the Merger is still in progress on April 30, 1997, to the earlier of (i) five business days after the results of the solicitation are known and the results are that the Merger has not been approved or (ii) the Effective Date.

          18. SAT AND ACQUISITION CORP. CONDITIONS PRECEDENT. The obligations of SAT and Acquisition Corp. to implement this Agreement and consummate the Merger are, at their respective elections, subject to, and conditioned upon, the satisfaction (and/or waiver except as to Sections 18(a), (b), (f) and (h) of each of the following conditions:

             (a) Prior to the Closing Date the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock shall have adopted this Agreement by consenting to the adoption of this Agreement pursuant to the Consent Solicitation Statement/Prospectus.

             (b) The Registration Statement shall have been declared effective by the SEC and all appropriate state securities administrators and no "stop orders" shall have been issued and/or be in effect or a proceeding for such purpose shall have been instituted and be pending.

             (c) The representations and warranties of U.S. Drug contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if made on and as of the Effective Date and U.S. Drug shall have performed in all material respects all of its covenants and obligations contemplated hereunder to be performed on or prior to the Effective Date. At the Closing, SAT shall have received a certificate, executed by the President and the Secretary of U.S. Drug (effective as of the Closing and the Effective
        Date) and in form reasonably acceptable to SAT, certifying as of both the date of this Agreement and the Closing Date, the truth and accuracy of (and the remaking of) the representations and warranties of U.S. Drug herein contained, including, without limitation, those set forth in
        Section 13 hereof.

             (d) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of U.S. Drug, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, may cause or create any such adverse material change.

             (e) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to SAT and its counsel and SAT and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

             (f) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

             (g) All statutory requirements for the valid consummation by U.S. Drug of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all Federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by U.S. Drug of the transactions herein described and/or to permit the businesses currently carried on by U.S. Drug to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

             (h) U.S. Drug shall have received a written opinion from Whale Securities Co., L.P., satisfactory to SAT in form and content, regarding the fairness, from a financial point of view, to the U.S. Drug Minority Stockholders of the exchange ratio offered pursuant to the terms of the Merger.

          19. U.S. DRUG CONDITIONS PRECEDENT. The obligation of U.S. Drug to implement this Agreement and to consummate the Merger is, at its election, subject to, and conditioned upon, the satisfaction (and/or waiver except as to Section 19(a), (b), (c), (g) and (i)) of each of the following conditions:

             (a) Prior to the Closing Date the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock shall have adopted this Agreement by consenting to the adoption of this Agreement pursuant to the Consent Solicitation Statement/ Prospectus.

             (b) Prior to the Closing Date SAT shall have adopted this Agreement by filing with U.S. Drug a consent to its adoption.

             (c) The Registration Statement shall have been declared effective by the SEC and all appropriate state securities administrators and no "stop orders" shall have been issued and/or be in effect or a proceeding for such purpose shall have been instituted and be pending.

             (d) The representations and warranties of SAT and Acquisition Corp. contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if made on and as of the Effective Date. At the Closing, U.S. Drug shall have received a certificate, executed by the Chairman of the Board and the Secretary of SAT and Acquisition Corp. (effective as of the Closing and the Effective Date) and in form and content reasonably acceptable to U.S. Drug, certifying, as to both the date of this Agreement and the Closing Date the truth and accuracy of (and the remaking of) the representations and warranties of SAT and Acquisition Corp. herein contained, including, without limitation, those set forth in Sections 14 and 15 hereof.

             (e) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of SAT and the Subsidiaries (excluding U.S. Drug) as a consolidated entity, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, may cause or create any such adverse material change.

             (f) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to U.S. Drug and its counsel and U.S. Drug and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

             (g) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

             (h) All statutory requirements for the valid consummation by SAT of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all Federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by SAT of the transactions herein described and/or to permit the businesses currently carried on by SAT to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

             (i) U.S. Drug shall have received a written opinion from Whale Securities Co., L.P., satisfactory to U.S. Drug in form and content, regarding the fairness, from a financial point of view, to the U.S. Drug Minority Stockholders of the exchange ratio offered pursuant to the terms of the Merger.

          20. TERMINATION. (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after submission to, or approval by, the U.S. Drug Minority

     Stockholders as herein provided either: (a) by mutual agreement of the Boards of Directors of U.S. Drug and SAT; or (b) by the Board of Directors of either U.S. Drug or SAT if either (i) the Closing shall not have taken place on or prior to September 30, 1997 (other than by reason of the default hereunder by the terminating party) or (ii) there is any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining SAT, U.S. Drug or Acquisition Corp. from consummating the Merger is issued by a court of competent jurisdiction and such order, decree, injunction or judgment has become final and non-appealable; or (c) by the Board of Directors of SAT or U.S. Drug if, based upon the opinion of its outside counsel, such Board of Directors determines that making a recommendation to the U.S. Drug Minority Stockholders to adopt the Merger Agreement could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duty under applicable law to its respective stockholders.

             (b) If this Agreement shall be terminated and/or the Merger abandoned pursuant to the provisions of subsection (a) of this Section 20 hereof (other than by reason of the default of any party hereunder), then and in that event SAT shall bear all of the costs and its special expenses except for those of Whale Securities Co., L.P. and of counsel to U.S. Drug and there shall be no liability on the part of any party hereto (and/or their respective officers, directors, agents and employees) to any other party hereto (and/or their respective officers, directors, agents and employees).

          21. COSTS AND EXPENSES. SAT shall pay all costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement and the Registration Statement, such as attorneys' fees, accounting fees, printing expenses and consent solicitation expenses, except that U.S. Drug will pay all costs and expenses of Whale Securities Co., L.P. and of its special counsel.

          22. NOTICES. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

           To: U.S. Drug
              10410 Trademark Street
              Rancho Cucamonga, California 91730
              Attn: President

           With a copy to:

               Rosenman & Colin LLP
              575 Madison Avenue
              New York, New York 10022
              Attn: Edward H. Cohen, Esq.

           To: SAT or Acquisition Corp.
              4517 N.W. 31st Avenue
              Ford Lauderdale, Florida 33309
              Attn: Chairman of the Board

           With a copy to:

               Gold & Wachtel, LLP
              110 East 59th Street
              New York, New York 10022
              Attn: Robert W. Berend, Esq.

           or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 22.

          23. WAIVER.  Each of the parties hereto may, by written instrument,
     (a) extend the time for the performance of any of the obligations or other acts of any party hereto; (b) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party contained in this Agreement; (d) waive such other party's performance of any of such party's obligations set out in this Agreement; and (e) waive any condition to its obligation to effect the Merger. Anything in this Section 23 to the contrary notwithstanding, no party hereto may waive the requirements that the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock must consent to the adoption of this Agreement and the Merger, the fairness opinion be delivered as set forth in Section 18(h) or Section 19(i) or the Registration Statement be effective as set forth in Section 18(b) or
     Section 19(c).

          24. AMENDMENTS. This Agreement may be amended at any time prior to the Effective Date (whether before or after the consent of stockholders of U.S. Drug as herein provided) by a writing executed by an authorized officer of SAT, U.S. Drug and Acquisition (upon due authorization by their respective Boards of Directors); provided, however, that in no event may the provisions of Sections 4 and 9 hereof be altered, amended, modified, terminated or rescinded without the approval of the U.S. Drug Minority Stockholders.

          25. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed therein and without regard to principles of conflicts of laws.

          26. EFFECTIVENESS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any controlling person of any party hereof as provided in Section 15 of the Securities Act and their respective successors, transferees, heirs, assigns and beneficiaries.

          27. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

          28. PARTIAL INVALIDITY. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

          29. INTEGRATION. This Agreement (including the Exhibits hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided. This Agreement can only be altered, amended, modified, terminated or rescinded by a writing executed by the party to be charged.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

ATTEST:                                                SUBSTANCE ABUSE TECHNOLOGIES, INC.

                                                       By: -------------------------------------------------
-----------------------------------------------------
                      Secretary                                        Chairman of the Board

                                                       U.S. DRUG ACQUISITION CORP.

                                                       By: -------------------------------------------------
-----------------------------------------------------
                      Secretary                                        Chairman of the Board

                                                       U.S. DRUG TESTING, INC.

                                                       By: -------------------------------------------------
-----------------------------------------------------
                      Secretary                                              President